                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-15784, No. 2-71584, No. 2-75314, No. 33-26002,
No. 33-42973, No. 33-42982, No. 33-42975, No. 33-55362, No. 33-88662, No.
333-03003, No. 333-22939, No. 333-22941, No. 333-26681, No. 333-32537, No.
333-45271, No. 333-60887, No. 333-60883, No. 333-68423, No. 333-68415, No.
333-85121 and No. 333-85123) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-52393) of KLA-Tencor Corporation of our report dated July 27, 1999 appearing on page 37 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

San Jose, California
September 27, 1999